                                                                     Exhibit 1.0


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                        THE CARBIDE/GRAPHITE GROUP, INC.




                                       AND




                       STATE STREET BANK AND TRUST COMPANY



                                RIGHTS AGREEMENT



                            DATED AS OF MAY 21, 1999





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



                                TABLE OF CONTENTS

                                                                                                                 Page
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
SECTION 1.  Certain Definitions....................................................................................1

SECTION 2.  Appointment of Rights Agent............................................................................5

SECTION 3.  Issue of Right Certificates............................................................................5

SECTION 4.  Form of Right Certificates.............................................................................7

SECTION 5.  Countersignature and Registration......................................................................8

SECTION 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
               Destroyed, Lost or Stolen Right Certificates........................................................8

SECTION 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights..........................................9

SECTION 8.  Cancellation and Destruction of Right Certificates....................................................11

SECTION 9.  Reservation and Availability of Preferred Shares......................................................11

SECTION 10. Preferred Shares Record Date..........................................................................12

SECTION 11. Adjustment of Purchase Price, Number of Shares or Number of Rights....................................13

SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares............................................21

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power..................................21

SECTION 14. Fractional Rights and Fractional Shares...............................................................24

SECTION 15. Rights of Action......................................................................................25

SECTION 16. Agreement of Right Holders............................................................................26

SECTION 17. Right Certificate Holder Not Deemed a Stockholder.....................................................26

SECTION 18. Concerning the Rights Agent...........................................................................27

SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.............................................27

SECTION 20. Duties of Rights Agent................................................................................28

SECTION 21. Change of Rights Agent................................................................................30

SECTION 22. Issuance of New Right Certificates....................................................................30

SECTION 23. Redemption and Termination............................................................................31

SECTION 24. Exchange..............................................................................................32

SECTION 25. Notice of Certain Events..............................................................................33

SECTION 26. Notices...............................................................................................34

SECTION 27. Supplements and Amendments............................................................................35

SECTION 28. Successors............................................................................................35

SECTION 29. Determinations and Actions by the Board of Directors..................................................35

SECTION 30. Benefits of this Agreement............................................................................35

SECTION 31. Severability..........................................................................................36

SECTION 32. Governing Law.........................................................................................36

SECTION 33. Counterparts..........................................................................................36

SECTION 34. Descriptive Headings..................................................................................36


EXHIBIT A - Certificate of Designation of Series A Junior Participating Preferred Stock

EXHIBIT B - Form of Right Certificate

EXHIBIT C - Summary of Rights

                                RIGHTS AGREEMENT

Rights Agreement, dated as of May 21, 1999 (as the same may be modified, amended, supplemented and/or restated from time to time, this "Agreement"), between The Carbide/Graphite Group, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts Trust Company, as Rights Agent (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend distribution of one Right for each share of Common Stock of the Company outstanding as of the Opening of Business (as such terms are hereinafter defined) on June 1, 1999 (the "Record Date"), and has further authorized (i) the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Opening of Business on the Record Date and the earliest of the Distribution Date (as such term is defined in Section 3), the Redemption Date, the Exchange Date and the Final Expiration Date (as such terms are defined in Section 7) and (ii) in certain circumstances provided in Section 22, the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Distribution Date and the earliest of the Redemption Date, the Exchange Date and the Final Expiration Date, each Right initially representing the right to purchase one one-thousandth of a share of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth (the "Rights").

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

         SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding, but shall not include any Exempt Person (as each term is hereinafter defined). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of beneficial ownership of shares of Common Stock by the Company that, by reducing the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) outstanding, increases the percentage of shares of Common Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 25% or more of the shares of Common Stock then outstanding; provided, however, that if any Person (other than Exempt Persons) (together with all Affiliates and Associates of such Person) shall become the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the first sentence of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not, solely as a result of such inadvertent acquisition, be deemed to be an "Acquiring Person" for any purpose of this Agreement.

                  (b) "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii).

                  (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule is in effect on the Record Date.

                  (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own," and shall be deemed to have "beneficial ownership" of, any securities:

                           (i) that such Person, or any of such Person's Affiliates or Associates, directly or indirectly has

                                    (A) the right to acquire (whether such right
is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any of the Rights heretofore specified in this clause (3); or

                                    (B) the right to vote or otherwise has
"beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

                           (ii) that are beneficially owned, including pursuant to subparagraphs (i)(A) and (B) of this subsection (d), directly or indirectly, by any other Person (or Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the provision in subparagraph
         (i)(B) of this subsection (d)) or disposing of any securities of the Company;

provided, however, that nothing in this subsection (d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (g) "Common Stock" when used with reference to the Company shall mean the shares of Common Stock, par value $0.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

                  (h) "Current Value" shall have the meaning set forth in
Section 11(a)(iii).

                  (i) "Distribution Date" shall have the meaning set forth in
Section 3.

                  (j) "Exchange Date" shall have the meaning set forth in
Section 7(a).

                  (k) "Exchange Shares" shall have the meaning set forth in
Section 24(a).

                  (l) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

                  (m) "Final Expiration Date" shall have the meaning set forth in Section 7(a).

                  (n) "NASDAQ" shall have the meaning set forth in Section 11(d)(i).

                  (o) "Opening of Business" on any given date shall mean 9:00 A.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean the Close of Business on the immediately preceding Business Day.

                  (p) "Person" shall mean any individual, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (q) "Preferred Share" shall mean the Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share, having the relative rights, preferences and limitations set forth in the form of Certificate of Designation attached to this Agreement as Exhibit A.

                  (r) "Principal Party" shall have the meaning set forth in
Section 13(b).

                  (s) "Purchase Price" shall have the meaning set forth Section 4(a).

                  (t) "Redemption Date" shall have the meaning set forth in
Section 7(a).

                  (u) "Redemption Price" shall have the meaning set forth in
Section 23(a).

                  (v) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii).

                  (w) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

                  (x) "Securities Act" shall have the meaning set forth in
Section 9(c).

                  (y) "Spread" shall have the meaning set forth in Section 11(a)(iii).

                  (z) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (aa) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

                  (bb) "Surviving Corporation" shall have the meaning set forth in Section 11(q).

                  (cc) "Trading Day" shall have the meaning set forth in Section 11(d)(i).

                  (dd) "Triggering Event" shall mean any Section 11(a)(ii) Event or Section 13 Event.

         SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

         SECTION 3. Issue of Right Certificates. (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intention of any Person (other than an Exempt Person) to commence (which intention to commence remains in effect for three Business Days after such announcement) a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person (including any such date that is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"),
(x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of shares of Common Stock. The Company shall give the Rights Agent written notice of the Distribution Date as promptly as practicable thereafter. As soon as practicable after the Distribution Date and receipt of written notice of the Distribution Date from the Company, the Rights Agent will, at the expense of the Company, send by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, or, with respect to shares of Common Stock so issued on or after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to the record holder of such shares of Common Stock on the date of issuance, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B, evidencing one Right for each share of Common Stock so held, subject to adjustments as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) hereof, at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of shares of

Common Stock as of the Opening of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for shares of Common Stock outstanding as of the Opening of Business on the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof (together with a copy of the Summary of Rights attached thereto). Until the earlier of the Distribution Date, the Redemption Date, the Exchange Date or the Final Expiration Date, the surrender for transfer of any certificate for shares of Common Stock outstanding on the Opening of Business on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

                  (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or delivered from the Company's treasury) after the Opening of Business on the Record Date but prior to the earlier of the Distribution Date, the Redemption Date, the Exchange Date or the Final Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock that become outstanding after the Distribution Date and prior to the earlier of the Redemption Date, the Exchange Date and the Final Expiration Date in accordance with Section 22 of this Agreement. Certificates for shares of Common Stock issued after the Opening of Business on the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date (including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this paragraph (c)) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES
                  THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET
                  FORTH IN A RIGHTS AGREEMENT BETWEEN THE
                  CARBIDE/GRAPHITE GROUP, INC. (THE "COMPANY")
                  AND STATE STREET BANK AND TRUST COMPANY, AS
                  RIGHTS AGENT, DATED AS OF MAY 21, 1999 (THE
                  "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE
                  HEREBY INCORPORATED HEREIN BY REFERENCE AND
                  A COPY OF WHICH IS ON FILE AT THE PRINCIPAL
                  EXECUTIVE OFFICES OF THE COMPANY. UNDER
                  CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE
                  RIGHTS AGREEMENT, SUCH RIGHTS WILL BE
                  EVIDENCED BY SEPARATE CERTIFICATES AND WILL
                  NO LONGER BE EVIDENCED BY THIS CERTIFICATE.
                  THE COMPANY WILL MAIL TO THE HOLDER OF THIS
                  CERTIFICATE A COPY OF THE RIGHTS AGREEMENT,
                  AS IN EFFECT ON THE DATE OF MAILING, WITHOUT
                  CHARGE PROMPTLY FOLLOWING RECEIPT OF A
                  WRITTEN REQUEST THEREFOR. UNDER CERTAIN
                  CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY
                  ACQUIRING PERSONS OR ASSOCIATES OR
                  AFFILIATES OF ACQUIRING PERSONS (AS SUCH
                  TERMS ARE DEFINED IN THE RIGHTS AGREEMENT)
                  AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY
                  BECOME NULL AND VOID.

With respect to such certificates bearing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, with or without the foregoing legend, and registered holders of shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates, with or without the foregoing legend, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. In the event that the Company purchases or acquires any shares of Common Stock after the Opening of Business on the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

         SECTION 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any national securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage. The Right Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 22, the Right Certificates that are issued in respect of shares of Common Stock that were issued and outstanding as of the Opening of Business on the Record Date shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other shares of Common Stock shall be dated as of the respective dates of issuance of such shares of Common Stock, and in either case on their faces shall entitle the holders thereof to purchase such number of one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the number and type of securities purchasable upon exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

                  (b) Any Right Certificate issued pursuant to Section 3 or
Section 22 that represents Rights which are null and void pursuant to Section 7(e) of this Agreement, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  THE RIGHTS REPRESENTED BY THIS RIGHT
                  CERTIFICATE ARE OR WERE BENEFICIALLY OWNED
                  BY A PERSON WHO WAS OR BECAME AN ACQUIRING
                  PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN
                  ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED
                  IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS
                  RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED
                  HEREBY ARE NULL AND VOID.

         The absence of the foregoing legend on any Right Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e). The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

         SECTION 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its chairman, its president or a vice president, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the secretary, or an assistant secretary or treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights as evidenced on the face of each of the Right Certificates and the date and certificate number of each of the Right Certificates.

         SECTION 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e), Section 11 and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or other securities or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or

Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 11 and Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to the total number of one one-thousandths of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on May 20, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the "Exchange Date").

                  (b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $60.0, subject to adjustment from time to time as provided in Sections 11 and 13, and shall be payable in lawful money of the United States of America, subject to paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for such shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred

Shares issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of one one-thousandths of Preferred Shares as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificates registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check or money order payable to the order of the Company. In the event the Company is obligated to issue other securities (including shares of Common Stock) of the Company or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

                  (e) Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of any Triggering Event, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or
(B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to any Acquiring Person or an Associate or Affiliate of an Acquiring Person or their transferees.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company.

         SECTION 9. Reservation and Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued preferred shares or any preferred shares held in its treasury, the number of preferred shares that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement; and, after the occurrence of a Triggering Event, shall to the extent reasonably practicable so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

                  (b) So long as the Preferred Shares (or Common Shares and/or other securities, as the case may be) issuable upon the exercise of Rights may be listed on any national securities exchange or authorized for quotation on any interdealer quotation system of any national securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts to (i) file, as soon as is practicable following the earliest date after the first occurrence of a Triggering Event, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities pursuant to Section 11(a)(ii), (B) the Redemption Date or (C) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the exercise thereof shall not be permitted under applicable law.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (e) The Company further covenants and agrees that, subject to
Section 6 and Section 7(c), it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for the shares of Common Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depository receipts for the shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to the shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares, or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the securities of the Company issuable upon the exercise thereof. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event any Person, at any time after the date of this Agreement, is or becomes an Acquiring Person, unless the event causing a Person to become an Acquiring Person is (A) a transaction set forth in Section 13(a) hereof or (B) an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by the Board of Directors to be in the best interests of the Company and its shareholders, then proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall, after the period set forth in Section 23(a), have a right to receive, upon exercise thereof at the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one (1) one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of the Section 11(a)(ii) Event and (y) dividing that product by 50% of the current per share market price of the shares of Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of the Section 11(a)(ii) Event (such number of shares is herein called the "Adjustment Shares"); provided, however, that the Purchase Price and number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence.

                  For example, if at the time a Person becomes an Acquiring Person, (1) the Purchase Price is $60, (2) a Right is exercisable for one (1) one-thousandth of a Preferred Share and (3) the current per share market price of a share of Common Stock is $10, then each holder of a Right, except as provided in Section 7(e), shall, after the period set forth in Section 23(a), have a right to receive, upon exercise thereof at the Purchase Price of $60, 12 shares of Common Stock as illustrated below:

                              (number of one (1) one-thousandths of a Preferred
(Purchase Price = 60)   x        Share for which the Right is exercisable =1)    =      60     =   12
-------------------------------------------------------------------------------      --------
         50%            x           (current per share market price = 10)                5

                   (iii) In the event that, after the date of the occurrence of such a Section 11(a)(ii) Event, the number of shares of Common Stock which is authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights, the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares in accordance with Section 11(a)(ii) issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess is herein called the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) shares of Common Stock of the same or different class or other equity securities of the Company (including, without limitation, shares, or units of shares, of common stock which the Board of Directors of the Company has deemed to have substantially the same economic value as shares of Common Stock (such shares or units of shares of Common Stock are referred to herein as "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

                  (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares, or shares having the same rights as Preferred Shares ("equivalent preferred shares"), or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Shares or equivalent preferred shares, or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares, less than the current per share market price of Preferred Shares (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of one one-thousandths of Preferred Shares outstanding on such record date plus the number of one one-thousandths of Preferred Shares which the aggregate offering price of the total number of one one-thousandths of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of one one-thousandths of Preferred Shares outstanding on such record date plus the number of additional one one-thousandths of Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of a Preferred Share (as determined pursuant to Section 11(d)) on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such current per share market price of a Preferred Share (as determined pursuant to Section 11(d)) provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder (other than computations made pursuant to Section 11(a)(iii) hereof), the "current per share market price" of the shares of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares of Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of shares of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares of Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the shares of Common Stock is determined during a period following the announcement by the issuer of such shares of Common Stock of (1) a dividend or distribution on such shares of Common Stock payable in such shares of Common Stock or securities convertible into such shares of Common Stock (other than the Rights), or (2) any subdivision, combination or reclassification of such shares of Common Stock, and prior to the expiration of thirty (30) Trading Days, or ten (10) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the shares of Common Stock, the fair value of the shares of Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the shares of Common Stock are not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii) For the purpose of any computation hereunder,
the "current per share market price" of one one-thousandth of a Preferred Share shall be determined in accordance with the method set forth in Section 11(d)(i). If fractions of Preferred Shares are not publicly traded, the "current per share market price" of one one-thousandth of a Preferred Share shall be conclusively deemed to be the current per share market price of a Common Share as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Shares nor fractions of a Preferred Share are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a Preferred Share or one ten-thousandth of any other security. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i),
(j), (k) and (m) and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of the Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest thousandth) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandth of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandth of a Preferred Share which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share that were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a Preferred Share, shares of Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable securities at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or other securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into or engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

                  (o) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) In the event that at any time, after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on its shares of Common Stock payable in its shares of Common Stock or (ii) effect a subdivision, combination or consolidation of its shares of Common Stock (by reclassification or otherwise than by payment of dividends in its shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11 (p) shall be made successively whenever such a dividend is declared or paid of such a subdivision, combination or consolidation is effected.

                  (q) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding shares of Common Stock shall be changed into or exchanged for shares of Common Stock of the surviving corporation of such consolidation or merger (the "Surviving Corporation"), then proper provision shall be made so that Rights shall be associated with each share of Common Stock of the Surviving Corporation, except as provided in Section 7(e) hereof, such that the number of Rights associated with each share of Common Stock of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Surviving Corporation which the shares of Common Stock were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

         SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the shares of Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein, and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

         SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(e) hereof), proper provision shall be made so that:

                           (i) each holder of a Right, except as provided in
         Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such first occurrence of a Section

         11(a)(ii) Event) and (2) dividing that product by 50% of the current per share market price of the shares of Common Stock of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such Section 13 Event;

                           (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                           (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party;

                           (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and

                           (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of shares of one one-thousandths of a Preferred Share for which a Right is then exercisable.

                  For example, if at the time any of the events described in clause (x), (y) or (z) of the first sentence of Section 13(a) occurs, (1) the Purchase Price is $60, (2) a Right is exercisable for one (1) one-thousandth of a Preferred Share and (3) the current per share market price of a share of common stock of the Principal Party is $10, then each holder of a Right, except as provided in Section 7(e), shall have a right to receive, upon exercise thereof at the Purchase Price of $60, 12 shares of common stock of the Principal Party as illustrated below:

                              (number of one (1) one-thousandths of a Preferred
(Purchase Price = 60)   x        Share for which the Right is exercisable =1)    =     60      =   12
-------------------------------------------------------------------------------      ------
         50%            x            (current per share market price = 10)              5

                  (b)      "Principal Party" shall mean:

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities for or into which shares of Common Stock of the Company are converted in such share exchange, merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation;

                           (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; and

                           (iii) provided, however, that in any such case, (1) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value.

                  (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

                           (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

                           (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdiction as may be necessary or appropriate; and

                           (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  (d) The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the first occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                  (e) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 13 shall not be applicable to a transaction described in clause (x) or (y) of the first sentence of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by the Board of Directors to be in the best interests of the Company and its shareholders (or a wholly-owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender or exchange offer and
(iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

         SECTION 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash as determined in good faith by the Board of Directors of the Corporation.

                  (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive shares of Common Stock, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of such shares of Common Stock, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such shares of Common Stock, Capital Stock equivalents or other securities. In lieu of fractional shares or units of such shares of Common Stock, capital stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of share or unit of such shares of Common Stock, capital stock equivalents or other securities. For purposes of this Section 14 (c), the current market value shall be determined in the manner set forth in Section 11
(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-thousandth of a Preferred Share.

                  (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above).

         SECTION 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                  SECTION 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

                  (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e), shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed upon between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The provisions of this Section 18(a) shall survive the expiration of the Rights and the termination of this Agreement.

                  (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed by the proper Person or Persons and, where necessary, to be verified or acknowledged.

         SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to all or substantially all the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         SECTION 20. Duties of Rights Agent. (a) The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of the Rights Certificates, by their acceptance thereof, shall be bound. Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity or existence of any Acquiring Person and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the board, the president, any vice president, the secretary, an assistant secretary or the treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the chairman of the board, the president, any vice president, the secretary or the treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (other than employees), and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  (k) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or
(ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

                  (l) The Company agrees to give the Rights Agent prompt written notice of any event or ownership known to the Company which would prohibit the exercise or transfer of the Right Certificates.

         SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing mailed to the Company and to each transfer agent of the shares of Common Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States so long as such corporation is authorized to do business as a banking institution, is in good standing, is authorized under such laws to exercise corporate trust powers, and is subject to supervision or examination by federal or state authority, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the shares of Common Stock, and mail a notice thereof in writing to the holders of record of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

         SECTION 23. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or such later date as may be determined by the Board of Directors; provided, that this date shall not be extended at such time as the Rights are not then redeemable) or (ii) the Final Expiration Date. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

                  (b) In the case of a redemption permitted under Section 23
(a), immediately upon the date for redemption set forth (or determined in the manner specified in) in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase of Common Stock prior to the Distribution Date.

                  (c) The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and
(ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

         SECTION 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock, each Right being exchangeable for one share of Common Stock, appropriately adjusted to reflect any transaction specified in
Section 11(p) occurring after the date hereof (such number of shares of Common Stock issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of preferred shares or fraction thereof such that the current per share market price of such securities is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

                  (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second and third sentences of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25. Notice of Certain Events. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its shares of Common Stock or to make any other distribution to the holders of its shares of Common Stock (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its shares of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its shares of Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which complies with
Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action that shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

                  (b) In case a Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13.

                  (c) The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

         SECTION 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail and shall be given upon receipt, addressed (until another address is filed in writing with the Company), or by facsimile with confirmation of receipt (until another facsimile number is filed in writing with the Company), as follows:


                           THE CARBIDE/GRAPHITE GROUP, INC.
                           One Gateway Center, 19th Floor
                           Pittsburgh, PA  15222
                           Attention:  William Thalman

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be given upon receipt, addressed (until another address is filed in writing with the Company), or by facsimile with confirmation of receipt (until another facsimile number is filed in writing with the Company), as follows:

                           STATE STREET BANK AND TRUST COMPANY
                           c/o Equiserve Limited Partnership
                           150 Royall St.
                           Canton, MA  02021
                           Attention:  Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 27. Supplements and Amendments. Prior to the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Stock. From and after the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such amendment or supplement does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement.

         SECTION 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem, not redeem, exchange or not exchange the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board to any liability to the holders of the Rights.

         SECTION 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock).

         SECTION 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language of this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         SECTION 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.



                                       THE CARBIDE/GRAPHITE GROUP, INC.


                                       By: /s/ WALTER B. FOWLER
                                           -----------------------------------
                                           Name:  Walter B. Fowler
                                           Title: President

Attest:

By: /s/ ROGER MULVIHILL
    -------------------
    Secretary

                                       STATE STREET BANK AND TRUST
                                       COMPANY, as Rights Agent


                                       By: /s/ STEPHEN CESSO
                                           -----------------------------------
                                           Name:  Stephen Cesso
                                           Title: Vice President and Associate
                                                  Counsel

Attest:

By: /s/ TYLER HAYNES
    ----------------
    Secretary

                                                                      Exhibit A



                                     FORM OF
                          CERTIFICATE OF DESIGNATION OF
                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
                        THE CARBIDE/GRAPHITE GROUP, INC.


        (Pursuant to Section 151 of the Delaware General Corporation Law)


         The Carbide/Graphite Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on May 12, 1999:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock of the Corporation, par value $0.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 10,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.  Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment set forth herein, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment set forth herein, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

         (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment set forth herein, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A

Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment set forth herein, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. Amendment. This Certificate of Designation and any terms or provisions hereof may be amended at any time by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary this ___th day of [____ __, 1999].




                                             By:
                                                ------------------------------

                                                                     Exhibit B





Certificate No. R-                                              ________ Rights





                NOT EXERCISABLE AFTER MAY 20, 2009 OR EARLIER IF
              REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT
                TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE
                 ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate



                        THE CARBIDE/GRAPHITE GROUP, INC.

         This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 21, 1999 (the "Rights Agreement"), between The Carbide/Graphite Group, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on May 20, 2009 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the "Preferred Shares"), at a purchase price of $60.0 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 1, 1999. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged, in whole or in part, for Preferred Shares or shares of the Company's Common Stock, par value $0.01 per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in, lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.



Dated as of [__, 1999].

                                             THE CARBIDE/GRAPHITE GROUP, INC.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:



Countersigned:


STATE STREET BANK AND TRUST
    COMPANY, Rights Agent


By:
   -----------------------------
   Name:
   Title:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates)


FOR VALUE RECEIVED
                   -----------------------------------------------------------
hereby sells, assigns and transfers unto
                                        --------------------------------------


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                       ,
      ----------------------   ---------



                                             ---------------------------------
                                                         Signature


--------------------------------------------------------------------------------


                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate (cross out one of the following) [is] [is not] being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned (cross out one of the following) [did] [did not] acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:                       ,
      ----------------------   ---------


                                             ---------------------------------
                                                         Signature

                                     NOTICE

                  The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


--------------------------------------------------------------------------------


                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Right Certificate)

To: The Carbide/Graphite Group, Inc.

                  The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the number of shares of one one-thousandths of a share of Preferred Stock or, if applicable, Common Stock (or fractions thereof), issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)


Dated:                       ,
      ----------------------   ---------



                                             ---------------------------------
                                                         Signature


--------------------------------------------------------------------------------

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) Rights evidenced by this Rights Certificate (cross out one of the following) [are] [are not] being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned (cross out one of the following) [did ] [did not] acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:                       ,
      ----------------------   ---------


                                             ---------------------------------
                                                         Signature



--------------------------------------------------------------------------------
                                     NOTICE

                  The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
--------------------------------------------------------------------------------


                                     WARNING

In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

                                                                     Exhibit C



                        THE CARBIDE/GRAPHITE GROUP, INC.
                                 (the "Company")

                   Rights Agreement, dated as of May 21, 1999

                                Summary of Rights

ISSUANCE The Rights are being distributed as a dividend on each share of Common Stock of the Company outstanding at the opening of business on June 1, 1999.

PURCHASE PRICE    Each Right entitles the registered holder to purchase from the
                  Company one one-thousandth of a share of Series A Junior
                  Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") at a price of $60 per Right (the "Purchase Price"), subject to adjustment.

EXERCISABILITY    The Rights detach and become exercisable upon the earlier of:

                           (1) ten days after the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 25% or more of the Company's outstanding Common Stock (the "Stock Acquisition Date"), or

                           (2) ten business days (or a later date as is determined by the Board in accordance with the Rights Agreement) after the commencement of, or an announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of the Company's outstanding Common Stock (the earlier of
                           (1) and (2) being herein referred to as the "Distribution Date").

TRANSFERABILITY   The Rights are not detachable and not separately transferable from the Company's Common Stock until they become exercisable.

"FLIP-IN" TRIGGERING EVENTS         If any person becomes an Acquiring Person by
                                    acquiring beneficial ownership of ____25% or more of the Company's Common Stock, each outstanding Right will "flip in" and become a right to buy at the Purchase Price that number of shares of Common Stock of the Company that will have a market value of two times the Purchase Price. Notwithstanding the foregoing, all Rights that are beneficially owned by any Acquiring Person
                                    (and its affiliates and associates) will be null and void upon the occurrence of a Flip-In Triggering Event.

"FLIP-OVER" TRIGGERING EVENTS       If (1) the Company is acquired in a merger
                                    or other business combination transaction and the Company does not survive or the Company merges, consolidates or engages in a share exchange with any other person and does survive but all or part of its stock is changed, or (2) 50% or more of the Company's assets or earning power is sold or transferred to any person, then each outstanding Right will "flip over" and become a right to buy at the Purchase Price that number of shares of Common Stock of the entity acquiring the Company or its assets equal to a market value of two times the Purchase Price.

REDEMPTION                          The Board of Directors may redeem the Rights
                                    in whole, but not in part, at a price of $.001 per Right at any time prior to the tenth business day following the Stock
                                    Acquisition Date (or such later date as may be determined by the Board of Directors).

EXCHANGE OPTION                     After a person becomes an Acquiring Person
                                    (but before any person or group owns 50% or more of the outstanding Common Stock), the Company may permit the Rights (other than those owned by an Acquiring Person) to be exchanged, in whole or in part, without payment of the Purchase Price, for one share of Common Stock per Right. The aggregate dilutive effect on an Acquiring Person upon exchange of the Rights is somewhat less than the dilutive effect of a normal exercise of the Rights.

AMENDMENT                           Until the Rights become exercisable the
                                    terms of the Rights Agreement may be amended or supplemented without the approval of any holders of the Rights. Following the

                                    Distribution Date, the Company can amend the Rights Agreement to cure an ambiguity, to correct or supplement a provision of the Rights Agreement which may be defective or inconsistent with other provisions of the Rights Agreement or to change or supplement the provisions of the Rights Agreement in a manner not adverse to the holders of the Rights (other than an Acquiring Person).

VOTING                              The Rights have no voting power.

DIVIDENDS                           The Rights have no rights to dividends.

TERM                                Ten years.

MISCELLANEOUS                           The Rights Agreement provides that the
                                    Company may not enter into any transactions, agreements or arrangements intended to counteract the protective provisions of the Rights.


                     *               *               *

Dated: May 21, 1999